Better Home & Finance Holding Company Announces Second Quarter 2026 Results

Better Reports Second Quarter 2026 Results, Provides Guidance for Q3 and an Update on Strategic Direction

August 6, 2026

•In Q2 2026, Loan Volume grew 38% year over year to $1.67 billion, exceeding the mid-point of previously-issued guidance.
•Total Net Revenues grew 28% year over year to $54.7 million.
•Platform Loan Volume reached $912 million in Q2 2026, representing 55% of Loan Volume.
•Net loss of $(30.6) million, compared to a loss of $(36.3) million in Q2 2025.
•Adjusted EBITDA loss of $14.0 million, compared to a loss of $22.9 million in Q2 2025, includes $6.5 million benefit from a TRID reserve release related to loans originated prior to June 2022.
•Board member Daniel Lewis appointed to Interim Chief Executive Officer; Founder Vishal Garg will transition from his role as Chief Executive Officer and continue to serve on the Board.
•Provided Q3 2026 guidance of Loan Volume of $1.375 to $1.525 billion, Total Net Revenues of $49.0 to $52.0 million, and Adjusted EBITDA of $(18.0) to $(15.0) million.

NEW YORK--(BUSINESS WIRE)-- Better Home & Finance Holding Company (NASDAQ: BETR; BETRW) (“Better,” the “Company,” “our” or “we”), the AI-native mortgage and home equity finance company, today reported financial results for the second quarter ended June 30, 2026.

“Better’s road to excellence has never been clearer. The more I see of this business, the more convinced I am that Better has the products, technology, and distribution capabilities to define the next era of home finance. We’re focused on three priorities: expanding our reach through enterprise and wholesale partners, deepening automation to improve operating efficiency, and aggressively scaling our HELOC product, where demand has already exceeded our expectations," said Daniel Lewis, Interim Chief Executive Officer of Better. "Despite a muted near-term macro environment and the natural lead times associated with launching new partnerships, our extensive pipeline across enterprise platforms and independent mortgage brokers shows that we’re only scratching the surface of what’s possible. With our differentiated HELOC product set expanding beyond direct-to-consumer later this year, our growth will become less dependent on the macro environment and increasingly driven by our execution,”

Second Quarter 2026 Financial Highlights:

Following the reclassification of our U.K.-based bank to discontinued operations, prior-period results have been recast on a comparable basis.

GAAP Results:
•Total Net Revenues of $54.7 million, compared to $42.7 million in Q2 2025, reflecting 28% growth year over year.
•Net Loss of $(30.6) million, compared to a loss of $(36.3) million in Q2 2025, reflecting a (16)% improvement year over year.

Key Operating Metrics and Non-GAAP Financial Measures:
•Adjusted EBITDA loss of $14.0 million, compared to a loss of $22.9 million in Q2 2025, reflecting a 39% improvement year over year. Q2 2026 Adjusted EBITDA includes a $6.5 million benefit from a TRID reserve release related to loans originated prior to June 2022.
•Loan Volume of $1.67 billion, compared to $1.21 billion in Q2 2025, reflecting 38% growth year over year.
•5,724 Total Loans, compared to 4,032 in Q2 2025, reflecting 42% growth year over year.

•By Product: Refinance Loan Volume of $549 million comprised 33% of Loan Volume; Purchase Loan Volume of $824 million comprised 49% of Loan Volume; and HELOC Loan Volume of $294 million comprised 18% of Loan Volume.
•By Channel: Platform Loan Volume of $912 million comprised 55% of Loan Volume and D2C Loan Volume of $755 million comprised 45% of Loan Volume.
•Ended Q2 2026 with $102.3 million of cash and cash equivalents and $9.6 million of restricted cash.

“Our second quarter results reflect disciplined execution against our targets despite a highly challenging macro environment where rates remained elevated and mortgage application volume fell by over 15%," said Loveen Advani, CFO of Better.

“We believe our diversified product mix will allow us to adapt to this sustained elevated-rate environment and to continue achieving our targets,” Advani added.

Guidance:
•Q3 2026 Loan Volume: $1.375 to $1.525 billion.
•Q3 2026 Total Net Revenues: $49.0 to $52.0 million.
•Q3 2026 Adjusted EBITDA: $(18.0) to $(15.0) million.

A reconciliation of Adjusted EBITDA to Net Loss on a forward-looking basis cannot be provided without unreasonable efforts, as the Company is unable to provide reconciling information with respect to benefit for income taxes, stock-based compensation, changes in fair value of warrant liabilities, and goodwill impairment, all of which are adjustments to Adjusted EBITDA.

Second Quarter 2026 Operational Highlights:
•Increased production shift to Home Equity with Home Equity Loan Volume growing 45% quarter over quarter.
•Platform Loan Volume reached $912 million in Q2 2026, representing 55% of Loan Volume and a 11% quarter over quarter increase.

Subsequent Events in Q3 2026:
•Appointed Board member Daniel Lewis Interim Chief Executive Officer, effective August 3, 2026; Founder Vishal Garg will transition from his role as Chief Executive Officer and continue to serve on the Board.
•Increased target annualized cost reductions to exceed $45 million by year-end 2026, above the previously announced $25 million target.

Additional Information
For more information, please see the detailed financial data and other information available in the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026, to be filed with the Securities and Exchange Commission (the “SEC”), and the investor presentation on the investor relations section of the Company’s website at https://investors.better.com.

* Webcast Details *
Event Title: Better Home & Finance Holding Company 2026 Second Quarter Results
Event Date: August 6, 2026, 4:30PM (GMT-05:00) Eastern Time (US and Canada)
Attendee Registration Link: https://events.q4inc.com/attendee/309944226

About Better
Better Home & Finance Holding Company (NASDAQ: BETR) is the first AI-native mortgage and home equity finance platform, and first fintech to fund more than $110 billion in loan volume. Since 2016, Better has leveraged its industry-leading AI platform, Tinman®, to achieve a singular mission of making homeownership cheaper, faster, and easier for all Americans. Tinman® allows customers to see their rate options in seconds, get pre-approved in minutes, lock in rates, and close their loan in as little as three weeks. In addition, Betsy®, leveraging Tinman® MCP, the first AI loan agent built exclusively for the mortgage industry, is revolutionizing the homebuying journey by delivering timely application status updates to consumers, answering questions, and moving their loan application along 24/7/365. Better’s mortgage offerings include GSE-conforming, FHA, VA loans, jumbo, and Non-QM mortgage loans as well as home equity loans. Better serves customers in all 50 US states.

For more information, follow @tinmanAI on X and @betterdotcom on Instagram and TikTok.

Forward-looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release that are not historical fact should be considered forward-looking statements, including, without limitation, statements and expectations regarding financial results for the third quarter of 2026, including Adjusted EBITDA, Loan Volume and Total Net Revenues, cost reduction initiatives, the planned sale of the Company’s UK bank subsidiary, Birmingham Bank, and the leadership transition and related management changes. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are inherently subject to risks and uncertainties which could cause actual future events to differ materially from those expressed or implied by the forward-looking statements in this communication. These risks and uncertainties include those risks discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as any such factors may be updated from time to time in the Company’s other filings with the SEC, which is available, free of charge, at the SEC’s website at www.sec.gov. New risks and uncertainties arise from time to time, and it is impossible for Better to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Better undertakes no obligation, except as required by law, to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

SELECTED FINANCIAL DATA, NON-GAAP MEASURES AND DEFINITIONS
Following are tables that present selected financial data of the Company. Also included are reconciliations of non-GAAP measures to their most comparable GAAP measures and definitions of certain key metrics used herein.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
(Amounts in thousands, except share and per share amounts)	2026	2025
Assets
Cash and cash equivalents	$102,250	$79,357
Restricted cash	9,633	8,926
Mortgage loans held for sale, at fair value	511,080	466,681
Other receivables, net	18,233	10,716
Property and equipment, net	1,747	1,815
Right-of-use assets	4,664	4,678
Internal use software and other intangible assets, net	17,464	17,349
Goodwill	10,995	10,995
Derivative assets	3,558	4,210
Prepaid expenses and other assets	32,238	27,143
Assets held for sale	5,052	8,687
Assets of discontinued operations	825,380	864,877
Total Assets	$1,542,294	$1,505,434
Liabilities and Stockholders’ Equity
Liabilities
Warehouse lines of credit	$454,334	$411,862
Senior notes	198,802	198,802
Accounts payable and accrued expenses (includes payables to related parties of $453 and $200)	50,112	58,993
Escrow payable and other customer accounts	806	172
Derivative liabilities	220	804
Warrant and equity related liabilities, at fair value	2,172	1,476
Lease liabilities	4,579	4,629
Other liabilities	6,209	6,533
Liabilities held for sale	5,052	4,802
Liabilities of discontinued operations	762,111	780,178
Total Liabilities	1,484,397	1,468,251
Commitments and contingencies
Stockholders’ Equity
Common stock $0.0001 par value; 66,000,000 shares authorized and 18,981,789 and 15,996,907 shares issued and outstanding	2	2
Additional paid-in capital	2,232,960	2,109,762
Accumulated deficit	(2,177,142)	(2,076,238)
Accumulated other comprehensive gain	2,077	3,657
Total Stockholders’ Equity	57,897	37,183
Total Liabilities and Stockholders’ Equity	$1,542,294	$1,505,434

Condensed Consolidated Statements of Operations

	Three Months Ended June 30,
(Amounts in thousands, except share and per share amounts)	2026	2025
Revenues:
Gain on loans, net	$51,488	$36,772
Other revenue	1,094	3,090
Net interest income
Interest income	8,333	8,556
Interest expense	(6,213)	(5,733)
Net interest income	2,120	2,823
Total net revenues	54,702	42,685
Expenses:
Compensation and benefits	51,579	37,833
General and administrative	10,327	10,501
Technology	8,771	6,407
Marketing and advertising	9,444	11,114
Loan origination expense	3,472	3,923
Depreciation and amortization	2,973	3,287
Other expenses	(462)	1,890
Total expenses	86,104	74,955
Loss before income tax expense	(31,402)	(32,270)
Income tax (benefit)/expense	63	94
Net loss continuing operations	(31,465)	(32,364)
Net loss discontinued operations	872	(3,906)
Net loss	$(30,593)	$(36,270)

	Three Months Ended June 30,
(Amounts in thousands, except share and per share amounts)	2026	2025
Loss per share attributable to common stockholders, basic and diluted:
Net loss from continuing operations	$(1.69)	$(2.13)
Net loss from discontinued operations	$0.05	$(0.26)
Net loss	$(1.64)	$(2.39)
Weighted average common shares outstanding — basic and diluted	18,653,890	15,187,558

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(Amounts in thousands)	2026	2025
Cash Flows from Operating Activities:
Net loss	$(100,904)	$(86,827)
Net loss from discontinued operations	(20,089)	(8,491)
Net loss from continuing operations	(80,815)	(78,336)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	500	697
Impairment charges, net	399	1,356
Amortization of internal use software and other intangible assets	5,470	6,362
Gain on sale of loans, net	(94,918)	(55,293)
Non-cash interest and amortization of debt issuance costs and discounts	—	1,700
Change in fair value of warrants and equity related liabilities	5,135	344
Stock-based compensation	38,380	8,285
Provision (Recovery) of loan repurchase reserve	1,510	(2,549)
Change in fair value of derivatives	68	(813)
Change in fair value of mortgage loans held for sale	(7,433)	(7,206)
Gain on disposal of assets held for sale	(1,000)	—
Change in operating lease of right-of-use assets	14	(3,527)
Originations of mortgage loans held for sale	(3,255,127)	(2,055,658)
Proceeds from sale of mortgage loans held for sale	3,311,386	2,068,863
Change in operating assets and liabilities:
Other receivables, net	(7,519)	(1,428)
Prepaid expenses and other assets	(5,186)	2,694
Operating lease liabilities	(51)	2,047
Accounts payable and accrued expenses	(13,093)	8,060
Escrow payable and other customer accounts	1,353	721
Other liabilities	2,409	(205)
Net cash used in operating activities-continuing operations	(98,518)	(103,886)
Net cash used in operating activities-discontinued operations	(3,192)	(9,299)
Net cash used in operating activities	(101,710)	(113,185)
Cash Flows from Investing Activities:
Purchase of property and equipment	(470)	(609)
Proceeds of sale of assets held for sale	2,375	—
Capitalization of internal use software	(4,443)	(4,843)
Net cash used in investing activities-continuing operations	(2,538)	(5,452)
Net cash used in investing activities-discontinued operations	11,747	(376,515)
Net cash provided by (used in) investing activities	9,209	(381,967)
Cash Flows from Financing Activities:
Principal payments on convertible notes	—	(110,000)
Net borrowings on warehouse lines of credit	42,472	127,119
Proceeds from issuance of common stock	77,697	—
Proceeds from issuance of stock options	—	1
Proceeds from exercise of warrants	5,732	—
Net investment in discontinued operations	—	(47,930)
Net cash provided by/(used in) financing activities-continuing operations	125,901	(30,810)
Net cash (used in)/provided by financing activities-discontinued operations	(16,982)	396,161
Net cash provided by financing activities	108,919	365,351
Effects of currency translation on cash, cash equivalents, and restricted cash	(269)	2,511
Net change in cash, cash equivalents, and restricted cash, including cash classified within assets held for sale	24,576	(137,637)
Less: net change in cash, cash equivalents and restricted cash classified within assets held for sale	(976)	1,316
Cash, cash equivalents, and restricted cash—Beginning of period	88,283	218,043
Cash, cash equivalents, and restricted cash—End of period	$111,883	$81,722

Key Metrics

This press release refers to the following key metrics:

Funded Loan Volume represents the aggregate dollar amount of all loans funded in a given period based on the principal amount of the loan at funding.

Loan Volume consists of Funded Loan Volume and Processed Volume.

Processed Volume includes loans processed on the Tinman platform on behalf of our strategic partners but not funded by Better.

Purchase Loan Volume represents the aggregate dollar amount of purchase loans funded in a given period based on the principal amount of the loan at purchase date.

Refinance Loan Volume represents the aggregate dollar amount of refinance loans funded in a given period based on the principal amount of the loan at refinancing date.

HELOC Loan Volume represents the aggregate dollar amount of HELOC and close-end second lien loans funded in a given period based on the principal amount of the loan at funding.

D2C Loan Volume represents the aggregate dollar amount of loans funded in a given period based on the principal amount of the loan at funding that have been generated from direct interactions with customers using all marketing channels other than our partner relationships and our Tinman® AI Platform channel.

Platform Loan Volume represents the aggregate dollar amount of loans funded in a given period based on the principal amount of the loan at funding that have been generated through one of our Tinman® AI Platform partner relationships.

Total Loans represents the total number of purchase loans, refinance loans, HELOCs, and closed-end second-lien loans completed during a given period, including loans funded by Better and loans processed on the Tinman® AI Platform on behalf of our strategic partners but not funded by Better.

Use of Non-GAAP Measures and Other Financial Metrics

We include certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including Adjusted EBITDA.

We calculate Adjusted EBITDA as net income (loss) adjusted for the impact of stock-based compensation expense, change in the fair value of warrants and equity-related liabilities, and other non-recurring or non-core operational expenses, as well as interest and amortization on non-funding debt (which includes interest on the Convertible Note (as defined in our Form 10-K), depreciation and amortization expense, and income tax (benefit)/expense.

This non-GAAP financial measure should not be considered in isolation and is not intended to be a substitute for any GAAP financial measure. This non-GAAP measure provides supplemental information that we believe helps investors better understand our business, our business model and how we analyze our performance. We also believe this non-GAAP financial measure improves investors’ and analysts’ ability to compare our results with those of our competitors and other similarly situated companies, which commonly disclose similar performance measures.

However, our calculation of Adjusted EBITDA may not be comparable to similarly titled performance measures presented by other companies. Further, although we use this non-GAAP measure to assess the financial performance of our business, this measure excludes certain substantial costs related to our business, and investors are cautioned not to use such measures as a substitute for financial results prepared according to GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, our financial results prepared and presented in accordance with GAAP.

Reconciliation of Non-GAAP Metrics

	Three Months Ended June 30,
(Amounts in thousands)	2026	2025
Adjusted EBITDA
Net loss	$(30,593)	$(36,270)
Income tax (benefit)/expense	63	94
Depreciation and amortization expense (1)	2,973	3,287
Stock-based compensation expense (2)	14,585	4,252
Interest and amortization on non-funding debt (3)	14	6
Restructuring, impairment, and other expenses (4)	909	1,206
Change in fair value of warrants and equity related liabilities (5)	(1,067)	572
Loss from discontinued operations	(872)	3,906
Adjusted EBITDA	$(13,988)	$(22,947)

(1)Depreciation and amortization represents the loss in value of fixed and intangible assets through depreciation and amortization, respectively. These expenses are non-cash expenses, and we believe that they do not correlate to the performance of our business during the periods presented.
(2)Stock-based compensation represents the non-cash grant date fair value of stock-based instruments utilized to incentivize employees and consultants recognized over the applicable vesting period. This expense is a non-cash expense. We exclude this expense from our internal operating plans and measurement of financial performance (although we consider the dilutive impact to our stockholders when awarding stock-based compensation and value such awards accordingly).
(3)Interest and amortization on non-funding debt represents interest and amortization on the Convertible Note, which is included within net interest income in our Consolidated Statements of Operations and Comprehensive Loss.
(4)Restructuring, impairment, and other expenses are primarily comprised of employee one-time termination benefits, real estate restructuring losses, impairment of disposal groups classified as held for sale, and impairment of property and equipment.
(5)Change in fair value of warrants and equity related liabilities which comprise the Public Warrants and Private Warrants as well as the Sponsor Locked-Up Shares, represents the change in fair value of liability-classified warrants as presented in our Consolidated Statements of Operations and Comprehensive Loss.

For Investor Relations Inquiries please email: ir@better.com
Source: Better Home & Finance Holding Company